                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                           SOTHEBY'S HOLDINGS, INC.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)


          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------

                                   SOTHEBY'S

                            SOTHEBY'S HOLDINGS, INC.
                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 2003

To the Shareholders of
    SOTHEBY'S HOLDINGS, INC.

    The Annual Meeting of Shareholders of SOTHEBY'S HOLDINGS, INC. (the 'Company') will be held on Tuesday, April 29, 2003, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10 o'clock a.m., local time, for the following purposes:

        1. To elect twelve (12) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

        2.  To approve the adoption of the Company's 2003 Restricted Stock Plan;

        3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2003;

        4. To vote on a shareholder proposal recommending that the Board of Directors retain an investment banker to develop a recapitalization plan to eliminate the Company's dual class voting structure; and

        5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on April 9, 2003 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                         By Order of the Board of Directors
                                         MICHAEL I. SOVERN, Chairman

Bloomfield Hills, Michigan
April 11, 2003

    SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                            SOTHEBY'S HOLDINGS, INC.
                             38500 WOODWARD AVENUE
                                   SUITE 100
                        BLOOMFIELD HILLS, MICHIGAN 48304

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 2003

    This Proxy Statement is furnished in connection with the solicitation of proxies (each, a 'Proxy') by and on behalf of the Board of Directors of Sotheby's Holdings, Inc. (the 'Company'), for use at the annual meeting of shareholders and at any adjournment or adjournments thereof (the 'Meeting') to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Tuesday, April 29, 2003, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10 o'clock a.m., local time. The Company expects to mail this Proxy Statement on or about April 11, 2003.

    Valid Proxies will be voted as specified in each Proxy at the Meeting. Any shareholder giving a Proxy in the accompanying form retains the power to revoke the Proxy, by written notice to the Company, at any time prior to its exercise. In addition, attendance at the Meeting will not constitute a revocation of a Proxy unless the shareholder affirmatively indicates at the Meeting that such shareholder intends to vote the shares in person.

                                 ANNUAL REPORT

    The Annual Report of the Company for the year ended December 31, 2002 and the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, which includes financial statements audited by Deloitte & Touche LLP, independent auditors, and their report thereon dated March 3, 2003, are being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on April 9, 2003. ALSO, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 1334 YORK AVENUE, NEW YORK, NEW YORK 10021.

                               VOTING SECURITIES

    The holders of record of shares of Class A Limited Voting Common Stock, par value $0.10 per share (the 'Class A Common Stock'), or shares of Class B Common Stock, par value $0.10 per share (the 'Class B Common Stock,' and together with the Class A Common Stock, the 'Common Stock'), of the Company at the close of business on April 9, 2003, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote 44,983,116 shares of Class A Common Stock, entitled to one vote per share, and 16,549,650 shares of Class B Common Stock, entitled to ten votes per share. At the Meeting, the holders of Class A Common Stock, voting as a class, will elect three (3) directors, and the holders of Class B Common Stock, voting as a class, will elect the remaining nine (9) directors.

    With respect to all matters that may properly come before the Meeting (other than the election of directors), holders of Common Stock will vote as a single class.

    Unless contrary instructions are indicated on the Proxy, all shares of Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:

        (1) FOR the election of the nominees for directors named in the Proxy;

        (2) FOR the approval of the adoption of the Company's 2003 Restricted Stock Option Plan 2003;

        (3) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

        (4) AGAINST the shareholder proposal recommending that the Board of Directors retain an investment banker to develop a recapitalization plan to eliminate the Company's dual class voting structure.

    Other than the election of directors, all matters that may properly come before the Meeting require the affirmative vote of a majority of the votes cast at the Meeting. Holders of Class A Common Stock elect three (3) directors by a plurality of the votes cast by such holders at the Meeting, and holders of Class B Common Stock elect nine (9) directors by a plurality of the votes cast by such holders at the Meeting. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions for a particular matter, those shares ('Non-Voting Shares') will not be included in the vote totals for that matter since no vote is being cast on the matter but will be counted for determining the presence of a quorum. Consequently, Non-Voting Shares will not affect the determination of whether a matter is approved.

    Shares voted to abstain regarding a particular matter ('Abstaining Shares') will have the same effect as a vote against the matter. Accordingly, Abstaining Shares will affect the determination of whether a matter is approved because Abstaining Shares are not an affirmative vote for a matter.

    The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

                             ELECTION OF DIRECTORS

    Twelve (12) directors are to be elected at the Meeting to serve until the next annual meeting and until their respective successors have been elected and qualified. Directors are elected by a plurality of the votes cast at the Meeting. George S. Blumenthal, Dr. Henry G. Jarecki, Henry R. Kravis and Brian
S. Posner, current directors of the Company, will not be standing for re-election at the Meeting.

    The shares of Class A Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                               YEAR FIRST ELECTED
NAME                                                     AGE       A DIRECTOR
----                                                     ---   ------------------
Steven B. Dodge........................................  59           2000
Sharon Percy Rockefeller...............................  58           1998
Donald M. Stewart......................................  64          Nominee

    Mr. Dodge became a director of the Company in August 2000 and has served as the Chairman of the Board of Directors, President and Chief Executive Officer of American Tower Corporation, an owner and operator of broadcast and communications towers throughout the United States, since its formation in July 1995. He previously was the Chairman of the Board of Directors, President and Chief Executive Officer of American Radio Systems, the former parent corporation of American Tower Corporation. Mr. Dodge also serves as a director of TD Waterhouse Group, Inc., Nextel Partners, Inc., Citizens Financial Group, and Sensitech, Inc.

    Mrs. Rockefeller became a director of the Company in April 1998. She is President and Chief Executive Officer of WETA TV/FM public stations in Washington, D.C., a position she has held since 1989, and has been a member of the board of directors of WETA since 1985. Mrs. Rockefeller has served as a director of PepsiCo, Inc. since 1986. She is a member of the board of directors of the Public Broadcasting Service, Washington, D.C., and was a member of the board of directors of the Corporation for Public Broadcasting from 1979 until 1992. Mrs. Rockefeller is also a member of the Trustee's Council of the National Gallery of Art, the Kennedy Center Community and Friends Board, the Board of Directors of The Museum of Modern Art, the Board of Trustees of The Phillips Collection, the Colonial Williamsburg Foundation Board of Trustees, the Collections Committee of Harvard University Art Museums, the Protestant/Episcopal Cathedral Foundation Board, and Washington D.C.'s Economic Club. She has served as a member of the boards of Stanford University, the University of Chicago and George Washington University. Mrs. Rockefeller is also active in Rockefeller Family Boards and Foundations.

    Mr. Stewart has served as the President and Chief Executive Officer of The Chicago Community Trust since 2000. From 1999 to 2000, he served as Senior Program Officer and Special Advisor to the President, Carnegie Corporation of New York, and as the President of The College Board, the association of high schools and colleges, from 1987 to 1999. Mr. Stewart also is a director of The New York Times Company and The Campbell Soup Company. In addition, he is currently a director of the Principal Financial Group, an insurance and financial services firm; however, he is not standing for reelection at such company's annual shareholders meeting scheduled in May 2003.

    The shares of Class B Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                               YEAR FIRST ELECTED
NAME                                                     AGE       A DIRECTOR
----                                                     ---   ------------------
Lord Black of Crossharbour.............................  58           1997
Michael Blakenham......................................  65           1987
Max M. Fisher..........................................  94           1983
Marquess of Hartington.................................  58           1994
Jeffrey H. Miro........................................  60           1998
William F. Ruprecht....................................  47           2000
Michael I. Sovern......................................  71           2000
Robert S. Taubman......................................  49           2000
Robin G. Woodhead......................................  51           2000

    Lord Black became a director of the Company in February 1997. He is the Chairman and Chief Executive Officer of Hollinger Inc. and its subsidiary, Hollinger International Inc., a publisher of newspapers, and the Chairman of Telegraph Group Limited. Lord Black is also Chairman of Argus Corporation Ltd., and serves as a director of the Canadian Imperial Bank of Commerce and Brascan Limited. He also is a member of the advisory boards of The National Interest, The Council on Foreign Relations, The Institute of International Economics and the Hudson Institute.

    Lord Blakenham became a director of the Company in 1984. Since 1972, he served in various executive positions with Pearson plc, a British media company that serves worldwide information, education and entertainment markets and had a substantial interest in the three Lazard investment banking firms. He was Executive Chairman of Pearson plc from 1983 until 1997 and served as the non-executive Chairman of MEPC plc, a commercial real estate investment and development company, from 1993 to 1998. He is currently Chairman of the Board of Trustees of the RBG, Kew, a director of Lafarge SA and the UK-Japan 21st Century Group and has recently been appointed President of the British Trust for Ornithology.

    Mr. Fisher is a private investor and has been Vice Chairman of the Company since 1986 and a director of the Company since 1983. Mr. Fisher is a director of Comerica Incorporated, a bank holding company.

    The Marquess of Hartington became a director of the Company in September 1994 and assumed the role of Deputy Chairman of the Company in April 1996. He serves as a director of a number of private companies.

    Mr. Miro became a director of the Company in April 1998. Since 1981, he has served as Chairman of the law firm of Miro Weiner & Kramer, with offices in Bloomfield Hills, Michigan and New York, New York. In addition, Mr. Miro is an Adjunct Professor of Law at the University of Michigan Law School. Mr. Miro serves as a director of M/I Schottenstein Homes, a national home building company.

    Mr. Ruprecht became a director and the President and Chief Executive Officer of the Company in February 2000 and served as Executive Vice President of the Company and Managing Director of Sotheby's North and South America from February 1994 until February 2000. From 1992 to February 1994, he served as Director of Marketing for the Company worldwide and also oversaw a number of specialist departments. From 1986 to 1992, Mr. Ruprecht served as Director of Marketing for Sotheby's, Inc.

    Mr. Sovern became a director and Chairman of the Board of the Company in February 2000 and is President Emeritus and the Chancellor Kent Professor of Law of Columbia University. Since 1960, he has been a professor of law at Columbia University and served as the President of Columbia University from 1980 until 1993. Mr. Sovern is a member of the Board of Directors of Comcast Corporation and Sequa Corp. He also has served as the President of the Shubert Foundation since 1996 and as the Chairman of the Japan Society and of the American Academy in Rome since 1993.

    Mr. Taubman became a director of the Company in August 2000. Since 1992, he has been a director and the President and Chief Executive Officer of Taubman Centers, Inc., a company engaged in the regional retail shopping center business, becoming Chairman of the Board of Taubman Centers, Inc. in December 2001. In addition, he is a director of Fashionmall.com, Inc., a company that markets and sells fashion apparel and related accessories and products over the internet. Mr. Taubman is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts, a director of Comerica Bank, a director of the Real Estate Roundtable and a trustee of the International Council of Shopping Centers and of the Urban Land Institute.

    Mr. Woodhead became a director of the Company in February 2000. He was appointed Executive Vice President of the Company and Chief Executive of Sotheby's Europe in December 1998 and in 1999 also became Chief Executive of Sotheby's Asia. He was Co-Managing Director, Sotheby's Europe from January until December 1998. From 1992 until 1997, he was the Chief Executive of the London Commodity Exchange.

    It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the Proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 9, 2003 by its directors, nominees for director, executive officers, and 5% shareholders. In compiling the table, the Company has relied upon information supplied by its officers, directors, and nominees for director and upon information contained in filings with the Securities and Exchange Commission. Each share of Class B Common Stock is freely convertible into one share of Class A Common Stock. Accordingly, under the applicable rules of the Securities and Exchange Act of 1934 (the 'Exchange Act'), holders of Class B Common Stock are deemed to own an equal number of shares of Class A Common Stock. For purposes of the calculation of the percentage of each class that each Named Executive Officer (as such term is defined under the caption 'Compensation of Executive Officers'), director, nominee for director, and 5% shareholder beneficially owns, the number of shares of such class deemed to be outstanding is the sum of all outstanding shares of such class plus the number of shares that such beneficial owner has, or is deemed to have, the right to acquire by the exercise of options or conversion.

            CLASS A AND CLASS B COMMON STOCK OWNERSHIP OF DIRECTORS,
                     EXECUTIVE OFFICERS AND 5% SHAREHOLDERS

                                                 CLASS A COMMON STOCK           CLASS B COMMON STOCK
                                              ---------------------------   ----------------------------
DIRECTORS, EXECUTIVE OFFICERS                 NUMBER OF         PERCENT      NUMBER OF         PERCENT
AND 5% SHAREHOLDERS                             SHARES         OF CLASS       SHARES          OF CLASS
--------------------------------------------  ----------      -----------   -----------      -----------
Ariel Capital Management, Inc. .............  13,084,630           29.01%             0                *
  200 East Randolph Drive, Suite 2900
  Chicago, IL 60601

Baron Capital Group ........................   8,811,500           19.59%             0                *
  767 Fifth Avenue, 49th Floor
  New York, New York 10153

Lord Black of Crossharbour .................      13,290(1)             *             0                *
  Telegraph Group Ltd.
  1 Canada Square
  Canary Wharf
  London E14 5DT England

Michael Blakenham ..........................      14,040(2)             *             0                *
  1 St. Leonard's Studios
  Smith Street
  London SW3 4EN England

George S. Blumenthal .......................       5,650(3)             *             0                *
  NTL Incorporated
  110 East 59th Street, 26th Floor
  New York, New York 10022

Steven B. Dodge ............................       5,650                *             0                *
  American Tower Corporation
  116 Huntington Avenue, 11th Floor
  Boston, Massachusetts 02116

Max M. Fisher ..............................   2,446,705(4)         5.16%     2,432,665(5)         14.7%
  3011 West Grand Boulevard
  27th Floor
  Detroit, Michigan 48202

Marquess of Hartington .....................      24,740(6)             *             0                *
  Sotheby's
  34-35 New Bond Street
  London, W1 2AA England

Dr. Henry G. Jarecki .......................       5,650(7)             *             0                *
  The Falconwood Corporation
  565 Fifth Avenue 3rd Floor
  New York, New York 10017

Henry R. Kravis ............................      13,290(8)             *             0                *
  Kohlberg Kravis Roberts & Co.
  9 West 57th Street
  New York, New York 10019

Jeffrey H. Miro ............................      18,785(9)             *             0                *
  Miro Weiner & Kramer
  500 North Woodward Avenue
  Suite 100
  Bloomfield Hills, Michigan 48304

Brian S. Posner ............................       5,650(10)            *             0                *
  Hygrove Partners
  350 Madison Avenue, 21st Floor
  New York, New York 10017

Sharon Percy Rockefeller ...................      13,335                *             0                *
  WETA TV/26 and FM 90.9
  2775 South Quincy Street
  Arlington, Virginia 22206

                                                 CLASS A COMMON STOCK           CLASS B COMMON STOCK
                                              ---------------------------   ----------------------------
DIRECTORS, EXECUTIVE OFFICERS                 NUMBER OF         PERCENT      NUMBER OF         PERCENT
AND 5% SHAREHOLDERS                             SHARES         OF CLASS       SHARES          OF CLASS
--------------------------------------------  ----------      -----------   -----------      -----------
William F. Ruprecht ........................     520,000(11)        1.14%       520,000(12)        3.05%
  Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021

William S. Sheridan ........................     249,800(13)            *       249,800(14)        1.49%
  Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021

Stuart N. Siegel ...........................     215,467(15)            *       215,467(16)        1.29%
  Sotheby's International Realty, Inc.
  38 East 61st Street
  New York, New York 10021

Michael I. Sovern ..........................       6,400                *             0                *
  Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021

Donald M. Stewart ..........................           0                *             0                *
  Chicago Community Trust
  111 E. Wacker Drive, Suite 1400
  Chicago, Illinois 60601

A. Alfred Taubman ..........................  13,249,253(17)       22.76%    13,241,328(18)       80.01%
  200 East Long Lake Road
  Bloomfield Hills, Michigan 48304

Robert S. Taubman ..........................   3,478,280(19)        7.18%     3,468,630(20)       20.96%
  200 East Long Lake Road
  Bloomfield Hills, Michigan 48304

Robin G. Woodhead ..........................     311,667(21)            *       311,667(22)        1.85%
  Sotheby's
  34-35 New Bond Street
  London, W1 2AA England

Mitchell Zuckerman .........................     275,800(23)            *       275,800(24)        1.64%
  Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021

Directors and Executive Officers as a          8,357,246(25)        15.7%     8,174,196(25)       43.43%
  Group ....................................

------------------------

*     Represents less than 1%.

 (1) This figure represents 7,932 shares of Class A Common Stock that Lord Black owns, as well as 5,358 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock when Lord Black terminates service on the board. For a description of the Deferred Stock Units, see 'Compensation of Directors.'

 (2) This figure represents 3,305 shares of Class A Common Stock that Lord Blakenham owns, as well as 10,735 Deferred Stock
      Units, which automatically convert to an equal number of shares of Class A Common Stock when Lord Blakenham terminates service on the board.

 (3) This figure consists of 5,650 Deferred Stock Units, which automatically convert to an equal number of shares of Class
      A Common Stock when Mr. Blumenthal terminates service on the board.

 (4) In addition to 3,305 shares of Class A Common Stock and 10,735 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock when Mr. Fisher terminates service on the board, that Mr. Fisher owns as trustee of his grantor trust, this figure includes 2,432,665 shares of Class A Common Stock that Mr. Fisher has the right to acquire by converting shares of Class B Common Stock. Mr. Fisher disclaims beneficial ownership of all shares of Class A Common Stock other than the 3,305 shares of Class A Common Stock, the 10,735 Deferred Stock Units and the 1,830,161 shares relating to the shares of Class B Common Stock held by him as trustee of his grantor trust. See footnote (5) below.

 (5) This figure includes 5,380 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher is a co-trustee and 1,830,161 shares of Class B Common Stock that Mr. Fisher holds as trustee of his grantor trust. This figure also includes 597,124 shares owned by Martinique Hotel, Inc., a corporation owned by Mr. Fisher's family. This figure excludes 17,930 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher's wife is a co-trustee. Mr. Fisher disclaims beneficial ownership of all shares other than those held by him as trustee of his grantor trust.

 (6) This figure represents 14,005 shares of Class A Common Stock that the Marquess of Hartington owns, as well as 10,735 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock when the Marquess of Hartington terminates service on the board.

 (7) This figure consists of 5,650 Deferred Stock Units, which automatically convert to an equal number of shares of Class
      A Common Stock when Dr. Jarecki terminates service on the board.

 (8) This figure represents 2,555 shares of Class A Common Stock that Mr. Kravis owns as well as consists of 10,735 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock when Mr. Kravis terminates service on the board.

 (9) This figure represents 10,735 Deferred Stock Units owned by Mr. Miro, which automatically convert to an equal number of shares of Class A Common Stock when Mr. Miro terminates service on the board, as well as 8,050 shares of Class A Common Stock owned by his wife and children.

(10)  This figure represents 5,650 Deferred Stock Units owned by
      Mr. Posner, which automatically convert to an equal number of Shares of Class A Common Stock when Mr. Posner terminates service on the Board.

(11) This figure consists of 495,000 shares of Class A Common Stock that Mr. Ruprecht has the right to acquire upon exercising options granted under the Company's 1987 Stock Option Plan (the '1987 Plan') and the 1997 Plan for shares of Class B Common Stock and converting such shares and 25,000 shares of Class A Common Stock that he has the right to acquire upon exercising purchase rights granted under the Company's Performance Share Purchase Plan (the 'Performance Plan') for shares of Class B Common Stock and converting such shares. See Note 2 to the 'Aggregate Options Exercises in 2002 and Year End Option Values' table under 'Stock Options' below describing the status of the Performance Plan.

(12) This figure consists 495,000 shares of Class B Common Stock that Mr. Ruprecht has the right to acquire by exercising options under the 1987 and 1997 Plans and 25,000 shares of Class B Common Stock that he has the right to acquire by exercising purchase rights granted under the Performance Plan. See Note 2 to the 'Aggregate Options Exercises in 2002 and Year End Option Values' table under 'Stock Options' below describing the status of the Performance Plan.

(13)  This figure represents 249,800 shares of Class A Common
      Stock that Mr. Sheridan has the right to acquire upon exercising options granted under the 1997 Plan for shares of Class B Common Stock and converting such shares.

(14)  This figure represents 249,800 shares of Class B Common
      Stock that Mr. Sheridan has the right to acquire by exercising options under the 1997 Plan.

(15)  This figure represents 215,467 shares of Class A Common
      Stock that Mr. Siegel has the right to acquire upon exercising options granted under the 1987 Plan and the 1997
      Plan for shares of Class B Common Stock and converting such shares.

(16)  This figure represents 215,467 shares of Class B Common
      Stock that Mr. Siegel has the right to acquire by exercising options under the 1987 and 1997 Plans.

(17) In addition to 7,925 shares of Class A Common Stock that A. Alfred Taubman owns as trustee of his grantor trust, this figure includes 9,772,698 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock that A. Alfred Taubman owns as trustee of his grantor trust and also includes 3,468,630 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock owned by Taubman Investments Limited Partnership, over which shares he has sole voting and dispositive control. A. Alfred Taubman has pledged certain of these shares to a commercial bank. If the commercial bank foreclosed on such shares, a change of control with respect to the Company would occur.

(18) This figure includes 9,772,698 shares of Class B Common Stock that A. Alfred Taubman owns as trustee of his grantor trust and 3,468,630 shares of Class B Common Stock owned by Taubman Investments Limited Partnership, over which shares
      A. Alfred Taubman has sole voting and dispositive control. This figure excludes 792,830 shares of Class B Common Stock owned by Judith Taubman, his wife. A. Alfred Taubman disclaims beneficial ownership of all shares of Class B Common Stock owned by Judith Taubman.

(19) This figure includes 5,650 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock when Robert S. Taubman terminates service on the Board. This figure also includes 3,468,630 shares of Class A Common Stock that Taubman Investments Limited Partnership has the right to acquire by converting shares of Class B Common Stock. Robert S. Taubman does not have voting or dispositive control over such shares and disclaims any beneficial ownership of such shares beyond the pecuniary interest he has in Taubman Investments Limited Partnership. This figure also includes 3,000 shares of Class A Common Stock for which Robert S. Taubman is the custodian for the benefit of his son and 1,000 shares of Class A Common Stock, which his wife owns.

(20) This figure represents 3,468,630 shares of Class B Common Stock owned by Taubman Investments Limited Partnership. Robert S. Taubman does not have voting or dispositive control over such shares and disclaims beneficial ownership of such shares beyond the pecuniary interest he has in Taubman Investments Limited Partnership.

(21)  This figure represents 311,667 shares of Class A Common
      Stock that Mr. Woodhead has the right to acquire by exercising options granted under the 1997 Plan for shares of Class B Common Stock and converting such shares.

(22)  This figure represents 311,667 shares of Class B Common
      Stock that Mr. Woodhead has the right to acquire by exercising options under the 1997 Plan.

(23)  This figure represents 275,800 shares of Class A Common
      Stock that Mr. Zuckerman has the right to acquire by exercising options granted under the 1987 Plan and the 1997
      Plan for shares of Class B Common Stock and converting such shares.

(24)  This figure represents 275,800 shares of Class B Common
      Stock that Mr. Zuckerman has the right to acquire by exercising options under the 1987 and the 1997 Plan.

(25)  See above notes.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are listed below as well as biographical information for each person, unless that person has been nominated for a director position, in which case such executive officer's biography is contained under the caption 'Election of Directors':

NAME                                        AGE                     PRESENT TITLE
----                                        ---   --------------------------------------------------
George Bailey.............................  49    Managing Director, Sotheby's Europe

Richard C. Buckley........................  40    Managing Director, North American Regional
                                                  Division

Donaldson C. Pillsbury....................  62    Executive Vice President, General Counsel and
                                                  Secretary

William S. Sheridan.......................  49    Executive Vice President and Chief Financial
                                                  Officer

Stuart N. Siegel..........................  47    President and Chief Executive Officer, Sotheby's
                                                  International Realty

Daryl S. Wickstrom........................  41    Managing Director, Global Auction Division

Mitchell Zuckerman........................  56    President, Sotheby's Financial Services, Inc. and
                                                  Sotheby's Ventures, LLC

William F. Ruprecht.......................  47    President and Chief Executive Officer

Robin G. Woodhead.........................  51    Executive Vice President and Chief Executive,
                                                  Sotheby's Europe and Asia

    Mr. Bailey became the Managing Director of Sotheby's Europe in 1994. Since 1979, he has served in a number of different executive positions with Sotheby's.

    Mr. Buckley became the Managing Director of Sotheby's North American regional auction business in January 2002. From 1999 to 2002, he served in various senior executive positions, including as Managing Director of Sothebys.com. Mr. Buckley also served as head of marketing operations for Sotheby's North America from 1996 to 1999, having joined the Company in 1989.

    Mr. Pillsbury was appointed as Executive Vice President and General Counsel of the Company in February 2001. He previously served as Senior Vice President and General Counsel of the Company from January 1998 until February 2001. From 1993 until January 1998, Mr. Pillsbury was Senior Counsel to the law firm Davis Polk & Wardwell; from 1973 until 1993, he was a partner of that firm. Mr. Pillsbury also is the Chairman of the Board of The Chamber Music Society of Lincoln Center and a Director of Lincoln Center for the Performing Arts, Inc.

    Mr. Sheridan was appointed Executive Vice President and Chief Financial Officer of the Company in February 2001. From November 1996 until February 2001, he served as Senior Vice President and Chief Financial Officer of the Company. Mr. Sheridan also serves as a director of Standard Commercial Corporation.

    Mr. Siegel, President and Chief Executive Officer of Sotheby's International Realty, was appointed President and Managing Director in 1991 and has been with Sotheby's International Realty since 1981.

    Mr. Wickstrom became the Managing Director of Sotheby's Global Auction Division in January 2002. In 2001, he was appointed Director of Strategic Projects of the Company, having previously served as a Senior Vice President and Associate General Counsel of the Company since 1996.

    Mr. Zuckerman has been President of Sotheby's Financial Services, Inc. since 1988 and Sotheby's Ventures, LLC since 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon the Company's review of the filings made by the Company's directors and officers under Section 16 of the Exchange Act, all transactions in and beneficial ownership of the Company's equity securities were reported in a timely manner.

          INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company met seven times during 2002. In addition, The Board of Directors has an Executive Committee, which met five times during 2002, an Audit Committee, which met seven times during 2002, a Compensation Committee, which met twice during 2002, and a Special Committee, which met twice in 2002. The Board of Directors formed the Special Committee in August 2000, composed entirely of independent directors, as such term is defined in the Michigan Business Corporation Act, as amended, to provide oversight and take appropriate action with respect to the investigation by the United States Department of Justice regarding possible antitrust violations by the Company as well as related civil antitrust, shareholder and shareholder derivative litigation. A Section 162(m) Sub-Committee of the Compensation Committee (the 'Section 162(m) Sub-Committee') also exists. During 2002, the Executive Committee consisted of Mr. Fisher, Mr. Kravis, Mr. Posner, Mr. Ruprecht, Mr. Robert S. Taubman and Mr. Sovern; the Audit Committee consisted of Lord Black, Lord Blakenham, Dr. Jarecki and Mrs. Rockefeller; the Compensation Committee consisted of Mr. Blumenthal Mr. Fisher, Mr. Kravis, Mr. Miro and Mr. Robert S. Taubman; the Special Committee consisted of Mr. Dodge, Mrs. Rockefeller and Mr. Sovern; and the Section 162(m) Sub-Committee consisted of Mr. Fisher, Mr. Kravis, Mr. Blumenthal and Mr. Robert S. Taubman. Except for Lord Hartington, Mr. Kravis and Mr. Miro, each of the directors attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during the applicable time period.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth all compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the 'Named Executive Officers' and, individually, a 'Named Executive Officer') of the Company during each of the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                              ANNUAL COMPENSATION             ------------
                                    ---------------------------------------      SHARES
                                                             OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS(2)    COMPENSATION(3)    OPTIONS(4)    COMPENSATION(5)
---------------------------  ----   --------   ----------   ---------------   ------------   ---------------
William F. Ruprecht(1) ...   2002   $500,000   $4,000,000(2)    $ 9,081               0         $ 64,768
  President and Chief        2001   $500,000   $  650,000       $ 9,482               0         $ 76,709
  Executive Officer          2000   $500,000   $  375,000       $25,722         500,000         $ 84,719

Robin G. Woodhead ........   2002   $380,408   $1,080,000       $ 5,800               0         $163,466
  Executive Vice President   2001   $388,278   $  130,000       $ 5,920          85,000         $135,514
  and Chief Executive,       2000   $383,598   $  540,000       $ 6,064         100,000         $138,279
  Sotheby's Europe and Asia

William S. Sheridan ......   2002   $350,000   $2,225,000       $     0               0         $ 47,193
  Executive Vice President   2001   $350,000   $  170,000       $     0         200,000         $ 47,732
  and Chief Financial        2000   $350,000   $  540,000       $     0          75,000         $ 47,166
  Officer

Stuart N. Siegel .........   2002   $330,000   $1,141,250       $12,176               0         $ 21,529
  President and Chief        2001   $330,000   $  150,000       $12,178          65,000         $ 49,884
  Executive Officer          2000   $330,000   $  750,000       $12,000         100,000         $ 31,817
  Sotheby's International
  Realty

Mitchell Zuckerman .......   2002   $385,000   $1,650,000       $18,000               0         $ 39,571
  President, Sotheby's       2001   $385,000   $  870,000       $18,000          35,000         $ 44,142
  Financial Services, Inc.   2000   $345,000   $  450,000       $14,400         183,333         $ 55,994
  and Sotheby's Ventures,
  LLC

------------------------

(1)  Mr. Ruprecht became the President and Chief Executive
     Officer of the Company in February 2000.

(2) Bonus amounts in each year include cash paid in the following year in respect of the previous year's performance. The bonus amounts disclosed in this column for 2002 consist of a combination of normal performance bonuses and retention bonuses paid upon each officer's remaining employed by the Company through certain dates in 2002, as follows:

       NAMED EXECUTIVE OFFICER         PERFORMANCE BONUS   RETENTION BONUS     TOTAL
       -----------------------         -----------------   ---------------     -----
William F. Ruprecht..................      $      0*         $4,000,000      $4,000,000
Robin G. Woodhead....................      $100,000          $  980,000      $1,080,000
William S. Sheridan..................      $325,000          $1,900,000      $2,225,000
Stuart N. Siegel.....................      $291,250          $  850,000      $1,141,250
Mitchell Zuckerman...................      $170,000          $1,480,000      $1,650,000

      ---------------

      *  Mr. Ruprecht requested that the Section 162-(m)
         Sub-Committee not award any performance bonus to him with respect to 2002 performance.

(3)  Car allowance for Messrs. Ruprecht, Woodhead, Siegel, and
     Zuckerman.

(4) The number of shares underlying options refers to option grants under the 1997 Plan, certain of which are granted in the following year in respect of the previous year's performance.

(5)  The amounts disclosed in this column for 2002 consist of:

    (a) Company contributions of the following amounts under the Company's Retirement Savings Plan, a qualified defined contribution plan: $12,917 on behalf of Mr. Ruprecht; $15,000 on behalf of Mr. Sheridan; $10,875 on behalf of Mr. Siegel and $15,000 on behalf of Mr. Zuckerman.

    (b) Company accruals of the following amounts under the Company's Benefit Equalization Plan, a non-qualified plan:
         $47,083 on behalf of Mr. Ruprecht; $26,600 on behalf of Mr. Sheridan; $9,925 on behalf of Mr. Siegel and $23,000 on behalf of Mr. Zuckerman.

    (c)  Company contributions of $11,223 to the Company's U.K.
         Pension Plan and $149,350 to a supplemental pension plan on behalf of Mr. Woodhead.

    (d) Company payments of life insurance premiums: $1,018 on behalf of Mr. Ruprecht; $2,893 on behalf of Mr. Woodhead; $565 on behalf of Mr. Sheridan ; $729 on behalf of Mr.
         Siegel and $1,571 on behalf of Mr. Zuckerman.

    (e) Financial planning services in the amount of $3,750 were provided to Mr. Ruprecht and in the amount of $5,029 were provided to Mr. Sheridan.

U.K. Pension Plan

    Sotheby's (U.K.) maintains a funded defined benefit pension plan for its employees who are U.K. residents. Mr. Woodhead is the only Named Executive Officer who participates in the plan. Mr. Woodhead has five credited years of service with the Company.

    Standard pension benefits under the plan for employees contributing 4% of salary are 1/60th of the employee's final pensionable salary for every year of service up to a maximum of 40 years. For participants contributing 2% of salary, the benefits accrue at half the rate indicated above. Benefits are paid monthly commencing at retirement, which is at age 60, although the Company may elect to continue employment of the individual after that date, and if the Company agrees, the employee may elect to make further contributions until the age of
65. Since April 7, 1997 and until March 31, 2002, the contribution rates have been decreased by 50% to take advantage of a surplus in the scheme fund. The compensation covered by the plan is the employee's pensionable earnings (subject to the limitation described below), which includes 'Salary', but excludes 'Bonus' and 'Other Annual Compensation' disclosed in the Summary Compensation Table.

    The plan also provides for a death benefit in the amount of four times the employee's base salary at the time of death plus the refund of the employee's contributions to the plan and provides for a pension of 33 1/3% of the employee's base salary at the date of death to be paid to the employee's spouse, or proportionately less if the employee has elected to contribute at the reduced rate.

    The table below sets forth the estimated annual benefits (in pounds sterling) payable upon retirement under the plan assuming the employee contributes at 4% of base salary (or 2% while the contribution reduction described above continues). Current Inland Revenue regulations limit the pensionable salary with respect to which pension benefits may be based to a maximum of `L'97,200 and `L'95,400 for U.K. tax years 2001 and 2002, respectively.

                                 PENSION TABLE

                           YEARS OF SERVICE
REMUNERATION  ------------------------------------------
    `L'         15       20       25       30       35
------------    --       --       --       --       --
   40,000     10,000   13,333   16,667   20,000   23,333
   60,000     15,000   20,000   25,000   30,000   35,000
   80,000     20,000   26,666   33,333   40,000   46,666

Bonuses

    The Company's officers are eligible to receive incentive bonuses. Bonuses are recommended by management and approved by the Compensation Committee. Actual awards are a function of the Company's after-tax worldwide profit and each individual's performance. Every supervisor conducts an employee review. As part of the review, the supervisor and the employee determine future objectives against which the employee's performance will be measured. In addition, the program allows the

Compensation Committee the discretion to address exceptional performance and unusual circumstances.

Benefit Equalization Plan

    United States. The total annual contributions by the employee and employer to the Company's Retirement Savings Plan, which is the Company's U.S. qualified defined contribution plan, are subject to certain limitations imposed by the Internal Revenue Code. Officers of the rank of senior vice president and above of the Company and its U.S. subsidiaries who are affected by such limitations may enter into agreements pursuant to which their salaries will be reduced, and the Company will maintain accounts on their behalf, in the amount of the difference between (i) the aggregate amount of contributions that would have been made to the Retirement Savings Plan in the absence of the limitations, and
(ii) the aggregate amount of contributions actually made to the Retirement Savings Plan. Benefits under these unfunded agreements are paid to a participant one year following the participant's termination of employment with the Company. Amounts contributed by the Company on behalf of the Named Executive Officers of the Company pursuant to benefit equalization agreements in 2002 have been included in the Summary Compensation Table and are accrued for in the Company's balance sheet.

    United Kingdom. The total benefits that may be provided from the Company's U.K. qualified defined benefit Pension Plan are subject to certain limitations under applicable law for each participant. For Mr. Woodhead, an agreement has been entered into whereby the maximum allowable benefit under the Plan will be supplemented so as to provide a total pension of 2.667% of his salary for each year of service, this pension being payable from age 60. Under the Company's agreement with Mr. Woodhead, the intention is that one-third of this benefit will be funded by Mr. Woodhead and two-thirds will be funded by the Company. Retirement benefits before or after age 60, and other options that apply, will be as far as possible identical to the normal terms of the U.K. qualified pension plan.

    The Company maintains a provision on its balance sheet in an amount sufficient to account for the difference between the aggregate value of the benefits that would have accrued in respect of Mr. Woodhead under the U.K. qualified plan in the absence of the limitations mentioned above and the aggregate value of the benefits actually available in respect of Mr. Woodhead within the U.K. qualified plan.

Employment Agreements and Related Matters

    The Company has entered into employment agreements with Messrs. Ruprecht, Sheridan, Siegel, Woodhead, and Zuckerman. A description of certain material terms of each agreement follows below. Certain of the future retention bonuses described below are payable prior the specified date upon termination for good reason following a change in control of the Company or upon termination without cause by the Company at any time.

    William F. Ruprecht. The employment agreement between the Company and Mr. Ruprecht has a three-year term that expires on December 31, 2003, subject to earlier termination by the Company or him under certain conditions. Under this agreement, the Company pays him a minimum annual base salary of $500,000. He declined a performance bonus with respect to 2002 for which he was eligible. As retention bonuses for remaining employed by the Company on the listed dates, he received a $500,000 payment on February 1, 2002, a $500,000 payment on September 30, 2002 and a $3,000,000 payment on December 31, 2002. Mr. Ruprecht's employment agreement provides for him to receive an additional $3 million retention bonus on December 31, 2003, but he has since, independently, declined to take this payment in light of current economic conditions and the compensation structure for other senior executives. If the Internal Revenue Service determines that any employment agreement payment is subject to a federal excise tax, he is entitled to receive reimbursement for any such tax obligation. In partial consideration for the foregoing, he has agreed to be bound by a covenant not to compete with the Company in certain jurisdictions until the earlier of (i) six months after the end of his employment agreement term or
(ii) twelve months after the termination of his employment with the Company. During the applicable non-compete period, he also has agreed not to solicit employees of the Company or certain of its clients with whom he has had dealings. The Board of Directors has authorized the negotiation of an extension of Mr. Ruprecht's employment agreement, but the terms of such extension have not yet been determined.

    Robin G. Woodhead. Mr. Woodhead and the Company entered into an employment agreement, dated October 24, 1997, as supplemented by letters from the Company dated May 16, 2002 and October 16, 2000, the severance plan agreement, dated September 28, 2000 and a retention bonus agreement dated July 17, 2001. The retention bonus agreement between the Company and Mr. Woodhead terminated on January 30, 2003 although certain provisions survive such termination, including that he and the Company are each required to provide the other with six months' notice (the 'Notice Period') that his employment with the Company will terminate. With respect to 2002, he has received a performance bonus with respect in the amount of $176,356. Under this agreement, the Company paid him retention bonuses in the amount of $630,000 on February 28, 2002 and $350,000 September 30, 2002. He also received a retention bonus of $1,000,000 for remaining employed by the Company on January 30, 2003. In partial consideration for the foregoing payments, he is bound by a covenant not to compete with the Company in certain jurisdictions during the period he remains employed by the Company (including the Notice Period). During the non-compete period, he also has agreed not to solicit employees of the Company or certain of its clients with whom he has had dealings.

    William S. Sheridan. The employment agreement between the Company and Mr. Sheridan has a three-year term that expires on December 31, 2003, subject to earlier termination by the Company or him under certain conditions. Under this agreement, the Company pays him a minimum annual base salary of $350,000. With respect to 2002, he received a performance bonus in the amount of $325,000. The Company paid him retention bonuses in the amounts of $550,000 on February 28, 2002, $350,000 on September 30, 2002 and $1,000,000 on December 31, 2002. In
partial consideration for the foregoing payments, he has agreed to be bound by a covenant not to compete with the Company in certain jurisdictions until the earlier of (i) six months after the end of his employment agreement term or
(ii) twelve months after the termination of his employment with the Company. During the applicable non-compete period, he also has agreed not to solicit employees of the Company. The Board of Directors has authorized the negotiation of an extension of Mr. Sheridan's employment agreement, but the terms have not yet been determined.

    Stuart N. Siegel. The employment agreement between Sotheby's, Inc. (referred to as the 'Company' in this paragraph) and Mr. Siegel has a two-year term that expires on September 30, 2004, subject to earlier termination by the Company or him under certain conditions. Under this agreement, the Company pays him a minimum annual base salary of $330,000. With respect to 2002, he received a performance bonus in the amount of $291,250. Pursuant to a bonus program in which he participated, he also received retention bonus payments of $500,000 on February 28, 2002 and $350,000 on September 30, 2002. Pursuant to his employment agreement, he also received a retention bonus of $300,000 on January 15, 2003 and will receive retention bonuses of $300,000 on July 15, 2003 and $400,000 on January 15, 2004 as long as he remains employed by the Company on such dates. His employment agreement further requires that he and the Company provide the other with six months' notice (the 'Notice Period') that his employment with the Company will terminate. In partial consideration for the foregoing payments, he has agreed to be bound by a covenant not to engage in the real estate brokerage business in certain jurisdictions during the two-year term of his employment agreement and during the period he remains employed by the Company thereafter (including the Notice Period) and for a period of six months following the term of his agreement or the Notice Period. During the applicable non-compete period, he also has agreed not to solicit employees of the Company.

    Mitchell Zuckerman. The two-year term of the employment agreement between the Company and Mr. Zuckerman expired on February 5, 2003. By the agreement's terms, however, the minimum base salary, undertakings and non-compete provisions described below do survive the end of the term. He and the Company are each required to provide the other with six months' notice (the 'Notice Period') that his employment with the Company will terminate. Under the employment agreement, the Company paid him the required minimum annual base salary of $385,000 for 2002. He received a 2002 performance bonus in the amount of $170,000. The Company paid him retention bonuses of $480,000 on January 15, 2002, $650,000 on February 28, 2002, $350,000 on September 30, 2002 and $1,440,000 on January 15,
2003 for remaining employed by the Company on such dates. In partial consideration for the foregoing payments, he is bound by a covenant not to compete with the Company in certain jurisdictions during the period he remains employed by the Company (including the Notice Period). During the non-compete period, he also has agreed not to solicit employees of the Company or certain of its clients with whom he has had dealings.

                                 STOCK OPTIONS

    No options were granted to the Named Executive Officers with respect to 2002 performance in either 2002 or in 2003. The Company has historically reported grants made in the following year with respect to performance in the prior year.

         AGGREGATE OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED          IN-THE MONEY OPTIONS
                                SHARES                  OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END
                              ACQUIRED ON    VALUE     ----------------------------    ---------------------------
NAME                           EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                           --------     --------   -----------    -------------    -----------   -------------
William F. Ruprecht.........       0(1)        $0        396,000         494,000        $      0          $0
                                   0(2)        $0         25,000               0        $225,000          $0

Robin G. Woodhead...........       0(1)        $0        236,667         198,333        $      0          $0

William S. Sheridan.........       0(1)        $0        187,000         235,000        $      0          $0

Stuart N. Siegel............       0(1)        $0        141,067         126,133        $      0          $0

Mitchell Zuckerman..........       0(1)        $0        206,333         189,000        $      0          $0

---------

(1) Information in this row concerns option grants under the 1987 Plan and the 1997 Plan only.

(2) Information in this row concerns option grants under the Performance Plan only, which options are for the purchase of Class B Common Stock, which is freely convertible into Class A Common Stock. These Performance Plan options have a ten
     (10) year term, vested as a result of the fulfillment of time vesting and performance target criteria and have an exercise price per option of twenty five percent (25%) of the NYSE closing price per share of the Class A Common Stock (as there is no public market in the Class B Common Stock) on the last business day before the option grant. The actual value that may be realized by Mr. Ruprecht will depend on the closing price of the Class A Common Stock on the NYSE on the day preceding the exercise date. Since 1998, the Company has discontinued granting options under the Performance Plan because it became apparent that most of the granted Performance Plan options would not meet the performance criteria for vesting. The Company does not expect to grant any further options under the Performance Plan. Information regarding the Performance Plan is included in the Proxy Statement to describe the terms of the vested but unexercised 25,000 Performance Plan options owned by Mr. Ruprecht.

                           EQUITY COMPENSATION PLANS

    The following table provides information as of December 31, 2002 with respect to shares of the Company's common stock that may be issued under its existing equity compensation plans, including the 1987 Plan, the 1997 Plan, the Performance Plan and the Stock Compensation Plan for Non-Employee Directors (shares in thousands):

                                                   (A)               (B)                   (C)
                                               ------------   -----------------   ----------------------
                                                NUMBER OF                          NUMBER OF SECURITIES
                                                SECURITIES                         REMAINING AVAILABLE
                                               TO BE ISSUED                        FOR FUTURE ISSUANCE
                                                   UPON       WEIGHTED AVERAGE         UNDER EQUITY
                                               EXERCISE OF    EXERCISE PRICE OF     COMPENSATION PLANS
                                               OUTSTANDING       OUTSTANDING      (EXCLUDING SECURITIES
                PLAN CATEGORY                    OPTIONS           OPTIONS        REFLECTED IN COLUMN A)
                -------------                    -------           -------        ----------------------
Equity compensation plans approved by
  shareholders...............................     14,499           $21.15                 5,114
Equity compensation plans not approved by
  shareholders...............................         --               --                    --
                                                  ------           ------                 -----
    Total....................................     14,499           $21.15                 5,114
                                                  ------           ------                 -----
                                                  ------           ------                 -----

    Stock options issued pursuant to the 1987 Plan, the 1997 Plan and the Performancee Plan are exercisable into shares of the Company's Class B Common Stock.

    The number of securities remaining available for issuance includes 69,635 shares of Class A Common Stock reserved under the Stock Compensation Plan for Non-Employee Directors.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee is responsible to the Board of Directors for advising the Board with respect to compensation matters and employee benefit plans of the Company. The Section 162(m) Sub-Committee was established for purposes of granting options and administering performance criteria with respect to Named Executive Officers under the 1997 Plan and the Performance Plan. The Compensation Committee has authority to grant options under the 1997 Plan and the Performance Plan to all individuals other than the Named Executive Officers. As of December 31, 2002, except for the 1998 Stock Compensation Plan for Non-Employee Directors, none of the members of the Compensation Committee or the
Section 162(m) Sub-Committee participated in any of the plans administered by the committee or the sub-committee.

PHILOSOPHY

    The Company has a long-standing philosophy of establishing compensation levels that are designed to both attract and retain executives with outstanding leadership ability and experience and be competitive in the market. Compensation for executive officers is comprised of three major components: salary, cash bonuses and equity-based incentives.

    The Compensation Committee considers the following factors in determining an executive officer's total compensation, including equity-based incentives:
(i) Company performance, (ii) individual performance and job responsibilities,
(iii) historical compensation levels and stock option grants by the Company and
(iv) recommendations of management.

    In addition to the listed factors, during what has recently been a challenging period for the Company, the Compensation Committee has awarded retention bonuses to key employees so that the Company may ensure the continued services and commitment of such employees to the Company.

COMPENSATION DEDUCTIBILITY

    The Compensation Committee has taken into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), and related regulations as they relate to compensation paid to the Named Executive Officers. In order to preserve the deductibility for federal income tax purposes of certain compensation in excess of $1 million that may be paid to a Named Executive Officer, the applicable requirements of Section 162(m) of the Code ('Section 162(m)') have been incorporated into the 1997 Plan and the Performance Plan. With respect to the Named Executive Officers, the Section 162(m) Sub-Committee, comprised solely of four outside directors (as defined in Section 162(m)), establishes option grants and otherwise takes actions relating to the Named Executive Officers under the 1997 Plan and the Performance Plan.

ANNUAL COMPENSATION

Salary

    The Compensation Committee sets base salaries for executives that both reflect the job responsibilities of each individual and are consistent with base salaries paid for competitive positions in the market.

Annual Cash Incentives

    The Company's bonus program for all bonus-eligible employees, including the Chief Executive Officer ('CEO') and the other Named Executive Officers, is based upon the achievement of both Company and individual objectives. Positions within the Company have been separated into salary grades, with bonus opportunities gradually increased through the grades. Within each grade there is a range of bonus targets. The bonus amount is subject to the overall approval of the Compensation Committee with respect to all participants, and to the specific approval of the Compensation Committee with regard to senior management. Targets are set each year by senior management. Targets and bonus opportunities are communicated to employees each year.

    Every supervisor conducts an employee review. As part of the review, the supervisor and the employee will determine future objectives against which the employee's performance will be measured. A certain percentage of an employee's bonus target is based upon individual performance; the remaining percentage is based on worldwide Company performance. If all objectives are met, the employee can receive up to 100% of the bonus target amount. If performance exceeds the established objectives, the Compensation Committee has the discretion to address such circumstances.

    For 2002, the Company did not achieve its worldwide performance target; consequently, 25% of the bonus program pool was not paid to program participants. In addition, certain individuals who surpassed their individual performance objectives were awarded bonuses that reflected performance exceeding the established objectives.

LONG-TERM COMPENSATION

Stock Options

    The purpose of the Company's 1987 Plan, which expired in July 1997, and the 1997 Plan, is to provide employees with long-term incentives that link their interests with the interests of shareholders. In addition, the 1987 Plan's and the 1997 Plan's vesting schedules encourage key employees to continue in the employment of the Company. Since 1998, the Company has discontinued granting options under the Performance Plan because it became apparent that most of the granted Performance Plan options would not meet the performance criteria for vesting. The Company does not expect to grant any further options under the Performance Plan.

    Stock option grants to the Named Executive Officers are based on each individual's current and expected future contribution to the Company, as well as competitive market practice and related factors listed above.

CEO COMPENSATION

    The Section 162(m) Sub-Committee and the Compensation Committee meet, independently of the Board, to review the CEO's performance, determine annual and long-term compensation for the CEO, and set the CEO's bonus target.

                           THE COMPENSATION COMMITTEE
                            MAX M. FISHER, CHAIRMAN
                              GEORGE S. BLUMENTHAL
                                HENRY R. KRAVIS
                                JEFFREY H. MIRO
                               ROBERT S. TAUBMAN

                         REPORT OF THE AUDIT COMMITTEE

    The audit committee of the Board of Directors of the Company is composed of four independent directors, each of whom meets the criteria for 'independence' under New York Stock Exchange Rule 303.01, and operates under a written charter adopted by the Board of Directors. The Company's management is responsible for its internal accounting controls and for preparing the Company's financial statements. The Company's independent accountants, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon.

    The audit committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the audit committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, 'Communications with Audit Committees.' The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees,' and has discussed with the independent accountants their independence and concluded that the independent accountants are independent under such Standard.

    Based on the audit committee's discussions with management and the independent accountants and the audit committee's review of the report of the independent accountants, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

    This report is respectfully submitted by the Audit Committee of the Board of Directors.

                          MICHAEL BLAKENHAM (CHAIRMAN)
                           LORD BLACK OF CROSSHARBOUR
                              DR. HENRY G. JARECKI
                            SHARON PERCY ROCKEFELLER

                               PERFORMANCE GRAPH

    The following graph compares the Company's cumulative total shareholder return on its Class A Common Stock (for the five year period from December 31, 1997 to December 31, 2002) with the cumulative return of the Standard & Poor's MidCap 400 Stock Index ('S&P Midcap 400') and the Company's Peer Group ('Peer Group').

    The Company and Christie's International ('Christie's') are the two largest art auction houses in the world. Based on the unique nature of the international art auction business, Christie's was historically deemed to be the Company's most appropriate peer for Performance Graph purposes. However, during 1998 Christie's was taken private. As a result, in 1999, the Company created a new peer group consisting of: The Neiman-Marcus Group, Inc.; Nordstrom, Inc.; Saks Holdings, Inc.; and Tiffany & Co. The Company believes the members of this peer group to be purveyors of luxury goods appealing to a segment of the population consistent with the Company's own clientele.

    The graph reflects an investment of $100 in the Company's Class A Common Stock, the S&P MidCap 400, which includes the Company, and the Company's Peer Group, respectively, on December 31, 1997, and a reinvestment of dividends at the average of the closing stock prices at the beginning and end of each quarter.


                                         12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
                                         --------   --------   --------   --------   --------   --------
Sotheby's..............................    $100     $173.78    $164.40    $127.07    $ 91.02    $ 49.32
Peer Group.............................    $100     $ 98.85    $172.09    $134.27    $131.09    $111.39
S&P MidCap 400.........................    $100     $119.09    $136.65    $160.54    $159.62    $136.26

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As of December 31, 2002, the Compensation Committee of the Company consisted of Max M. Fisher, George S. Blumenthal, Henry R. Kravis, Jeffrey H. Miro and Robert S. Taubman. In 2002, the Company retained, and continues to retain in 2003, the law firm of Miro Weiner & Kramer, of which Mr. Miro is Chairman.

                       CERTAIN COMPENSATION ARRANGEMENTS

    The Company is paying Mr. Sovern $310,000 for his fourth year of service as Chairman of the Board and as a director of the Company. This amount is payable in equal monthly installments, but will be paid in full in the event of a change in control of the Company or his being terminated without cause prior to February 21, 2004. See 'Compensation of Directors.' Mr. Sovern also received $100,000 in February 2003 upon the third anniversary of his becoming Chairman of the Board of the Company.

    The Marquess of Hartington, the Deputy Chairman of the Company, provides consulting services to the Company and is paid `L'65,000 per year for such services.

    The Company retains the law firm of Miro Weiner & Kramer, of which Jeffrey
H. Miro is Chairman, to provide legal services to the Company.

                              CERTAIN TRANSACTIONS

    The Company maintains two U.S. bank loan programs, which are available on a selective basis to certain employees at the discretion of the Chief Executive Officer. The first program allows U.S. employees to borrow from a bank on a demand note basis and pay interest at the prime rate. Under the second program, certain executives may borrow from a bank for a term of 15 years to purchase or refinance a residence at an interest rate of the prime rate minus 1.0% to 2.0%. Under all programs, any loan exceeding $500,000 requires the approval of either the Compensation Committee or the Executive Committee of the Board of Directors. All payment obligations under both U.S. bank loan programs are guaranteed by the Company, and all loans under both programs are repayable in full when an employee leaves the Company. Under these loan programs, Stuart N. Siegel, a Named Executive Officer, had a loan of $111,674, which was repaid in full on April 7, 2003, and, Mitchell Zuckerman, a Named Executive Officer, had a loan of $65,509, which was repaid in full on January 15, 2003.

    From time to time, officers, directors and principal shareholders of the Company and members of their immediate families purchase or sell property through the Company at public auction or in private transactions in the ordinary course of business.

                           COMPENSATION OF DIRECTORS

    During 2002, each non-employee director received a fee of $1,000 for each Board meeting attended by such director, and a fee of $500 ($1,000 for each Executive Committee member) for each committee meeting ($1,000 for the chairman of the committee) attended by such director, in addition to reimbursement of expenses. All of the foregoing fees were paid in cash. In addition, the members of the Special Committee were each paid an initial $10,000 fee. Because Mr. Sovern receives compensation under his contract, he is not paid customary board or committee fees, except with respect to his membership on the Special Committee. Pursuant to the Sotheby's Holdings, Inc. 1998 Stock Compensation Plan For Non-Employee Directors, with respect to Board service during 2002, each non-employee director (other than Mr. Sovern) received 2,260 shares of Class A Common Stock and/or deferred stock compensation units equivalent to such shares, if so elected by a director, and will continue to receive such stock compensation until the director terminates service on the Company's Board. All deferred stock compensation units will accrue dividend equivalents.

                     APPROVAL OF 2003 RESTRICTED STOCK PLAN

DESCRIPTION OF SOTHEBY'S HOLDINGS, INC. RESTRICTED STOCK PLAN

    In February of 2003, the Compensation Committee ('Committee') of the Board of Directors approved the adoption of the Sotheby's Holdings, Inc. 2003 Restricted Stock Plan (the 'Plan') effective May 1, 2003, subject to shareholder approval. The Committee believes the Plan is necessary and desirable in order to retain valued employees, to continue to attract the finest executives, and to enhance the retentive and incentive impact of outstanding equity compensation awards. The Plan provides for the issuance of restricted shares of Class B Common Stock to eligible employees. The Plan also permits the issuance of shares of Restricted Stock in exchange for the cancellation of certain options granted to eligible employees under the Sotheby's Holdings, Inc. 1987 and 1997 Stock Option Plans. The Company is currently considering when it will be most appropriate to proceed with such an exchange offer.

    The principal features of the Plan, as proposed, are summarized below.

PRINCIPAL FEATURES OF THE RESTRICTED STOCK PLAN

    Administration. The Plan is administered by the Committee (and, with respect to certain matters, the Section 162(m) Sub-Committee), which presently consists of five directors of the Company. The Committee has all powers and discretion necessary and appropriate to administer the Plan and to control its operation.

    Eligible Participants. The Committee will select those employees who are eligible to participate in the Plan based on recommendation from the Company's management.

    Number of Shares Subject to the Plan, Maximum Awards. A total of 2,000,000 shares of Class B Common Stock are reserved for issuance as Restricted Stock pursuant to the Plan. A single participant may not receive more than 200,000 shares of Restricted Stock during any fiscal year. Any shares that are forfeited will again be available for awards under the Plan. The Class B Common Stock has no public market, but is freely convertible on a share-for-share basis into Class A Common Stock, which is publicly traded.

    Restricted Stock Awards. Shares issued under the Plan are considered 'restricted' because they are subject to forfeiture and restrictions on transfer prior to vesting. Restricted Stock issued under the Plan will be subject to such restrictions and conditions, including time vesting and vesting based on satisfaction of performance criteria, as the Committee may determine. The issuance of Restricted Stock under the Plan is evidenced by a written agreement between the Company and the participant. The award agreement specifies the number of shares of Restricted Stock issued, the vesting period, and such other terms and conditions as the Committee, in its discretion, determines.

UNITED STATES INCOME TAX CONSEQUENCES

    General. A participant will not recognize any income for federal income tax purposes at the time the participant is awarded Restricted Stock under the Plan. However, upon the lapse of a restriction, i.e., vesting of shares, the participant will realize ordinary income for federal income tax purposes in an amount equal to the then fair market value of the unrestricted shares. The income realized will be subject to tax withholding by the Company either through withholding shares issued upon lapse of a restriction or by securing from the participant payment in cash. Generally, the Company will be entitled to a federal income tax deduction, in the same amount and at the same time as the ordinary income realized by employees upon vesting of the Restricted Stock.

    Section 162(m). Subject to certain exceptions, Code Section 162(m) places a $1 million annual limit on a corporation's tax deduction for compensation paid to a 'covered employee.' A 'covered employee' is defined as the corporation's chief executive officer and the other four highest paid officers named in its proxy statement. Compensation in excess of $1 million will, however, continue to be tax deductible by a corporation if such compensation satisfies the applicable requirements under Section 162(m) for 'performance-based compensation' (the 'Performance Exception'). The Plan incorporates the requirements for the Performance Exception applicable to stock-based compensation, and all issuances of restricted stock to covered employees must be approved by the Section 162(m) Sub-Committee. As a result, it is anticipated that the Company will be able to maximize the tax deductibility of the compensation attributable to Restricted Stock awarded under the Plan.

    The foregoing summary of the effects of United States income taxation upon the employee and the Company with respect to awards under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

NEW PLAN BENEFITS

    Because the criteria for Restricted Stock awards under the Plan will be determined in the Committee's or Section 162(m) Sub-Committee's discretion, the Company is not presently able to determine the Restricted Stock that may be awarded to each Named Executive Officer, all current executive officers as a group, or all employees (including current officers who are not executive officers). Non-employee Directors are not eligible to participate in the Plan.

    For the same reason, the Company is unable to determine the amounts of Restricted Stock that would have been received by such persons or groups if the Plan had been in effect for 2002.

BOARD RECOMMENDATION

    The Board of Directors believes that stock-based incentives are important in attracting and retaining the services of outstanding personnel and in encouraging such employees to have greater stock ownership in the Company, thereby aligning their interests closely with those of the shareholders. In order to further the foregoing objectives and to enhance the retentive and incentive impact of outstanding equity compensation awards, the Board believes that it is desirable to adopt the Plan.

    For the foregoing reasons, the Board recommends that shareholders vote FOR adoption of the Plan.

REQUIRED APPROVAL

    The affirmative vote of a majority of the votes cast at the Meeting by the holders of Class A Common Stock and the holders of Class B Common Stock, voting as a single class, is required for approval of the Plan.

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP has been the independent auditors for the Company since 1983. The Board of Directors has selected Deloitte & Touche LLP as the independent auditors for 2003. Although shareholder approval of the appointment is not required by law and is not binding on the Board of Directors, the Board will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

    The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

    The following table presents fees for professional audit and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2002 and December 31, 2001.

                                                                 2002         2001
                                                                 ----         ----
Audit Fees(1)...............................................  $1,307,775   $1,077,934
Audit Related Fees(2)(4)....................................     159,000       21,000
Tax Fees(3)(4)..............................................     699,620      453,969
All Other Fees..............................................          --           --
                                                              ----------   ----------
    Total...................................................  $2,166,395   $1,552,903
                                                              ----------   ----------
                                                              ----------   ----------

------------------------

(1) Audit fees consisted of fees for services necessary to perform the annual audit and quarterly reviews of the Company's consolidated financial statements in accordance with Generally Accepted Auditing Standards, as well as fees for statutory audits.

(2) Audit related fees consisted principally of fees for due diligence services, accounting consultations and the audit of the Company's Retirement Savings Plan.

(3) Tax fees consisted of fees for services related to tax compliance, tax planning and tax advice.


                                              (footnotes continued on next page)

(footnotes continued from previous page)

(4) The Audit Committee has considered whether, and concluded that, the provision of these services is compatible with maintaining the independent auditor's independence.

               SHAREHOLDER PROPOSAL RELATING TO RECAPITALIZATION

    On behalf of Amalgamated Bank LongView MidCap 400 Index Fund (the 'Proponent'), a holder of Class A Common Stock having a value of at least $2,000, Cornish F. Hitchcock, Esq., 1100 17th Street, N.W., 10th floor, Washington, D.C. 20036, has stated the Proponent's intention to submit the following proposal for consideration at the Annual Meeting. The proposal and supporting statement, which the Board of Directors opposes, is set forth below:

        'RESOLVED; That the shareholders of Sotheby's Holdings, Inc. (`Sotheby's' or the `Company') ask the board of directors to retain an investment banker to develop a plan for a recapitalization to result in one vote per share for all outstanding stock of the Company.'

                             'Supporting statement'

        'Sotheby's has two classes of stock, with publicly traded Class A shares accounting for approximately 27 percent of the voting power and Class B shares (which have ten votes per share) accounting for the balance. Class A shareholders presently are entitled to elect four directors, while Class B shareholders elect the other 11.

        'More than 90 percent of the nation's 1500 largest companies have just one class of shares with each share having one vote. Many of those with dual classes have been sharply criticized for giving preferential treatment to holders of the voting (or super-voting) shares, as with the Times Mirror's $2.8 billion spin-off that gave one group of shareholders cash dividends while the other got shares in a highly speculative cable venture. Marriott's controversial attempt several years ago to create a preferred class of stock was resoundingly defeated by its shareholders.

        'We believe that Sotheby's dual class system has not served the interest of all shareholders, particularly during the recent pricefixing scandal that led to Sotheby's agreeing to pay out over $200 million to settle class-action lawsuits, a guilty plea that led to a fine of $45 million for pricefixing in the U.S. and a fine of Euro 20 million by the European Union, all in addition to the criminal conviction and jail sentence for former chairman A. Alfred Taubman.

        'At the end of November 2002 Sotheby's stock price was approximately 75% below its high in early 1999 and at levels that were at or below where the stock was ten years earlier.

        'We believe that the Company is now at a crossroads. That is why we believe that the Company should retain an investment-banking firm to make appropriate recommendations about methods to move towards the creation of one class of stock available to all investors.

        'We urge you to vote FOR this proposal.'

BOARD OF DIRECTORS RECOMMENDATION

    The shareholder owning a substantial majority of the outstanding shares of the Company's Class B Common Stock has informed the Board that it will not support this shareholder proposal or any plan of recapitalization designed to accomplish the result described in the proposal. Because under Michigan law any such plan of recapitalization would require approval by the holders of Class B Common Stock voting separately as a class, such shareholder's vote will determine whether or not any such plan will be approved. Having taken these facts into consideration, the Board of Directors has determined that it would not be a productive use of the Company's resources to engage an investment banker to develop a recapitalization plan as requested in the proposal.

    Accordingly, the Board recommends that shareholders vote AGAINST this proposal.

                         PROPOSALS OF SECURITY HOLDERS

    Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 2004 must be received by the Company at 38500 Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304 by the close of business on December 11, 2003. If the date of such meeting is changed by more than 30 days from the date such meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

                          COSTS OF PROXY SOLICITATION

    The cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                                                      APPENDIX A

                            SOTHEBY'S HOLDINGS, INC.
                           2003 RESTRICTED STOCK PLAN

                            SOTHEBY'S HOLDINGS, INC.
                           2003 RESTRICTED STOCK PLAN

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE 1   PURPOSE OF THE PLAN, ADOPTION AND TERM......................    1
    1.1     Purpose of the Plan.........................................    1
    1.2     Adoption and Term...........................................    1
ARTICLE 2   DEFINITIONS.................................................    1
ARTICLE 3   ADMINISTRATION..............................................    4
    3.1     Administration..............................................    4
    3.2     Expenses of Administration..................................    4
    3.3     Indemnification.............................................    4
ARTICLE 4   SHARES OF COMMON STOCK SUBJECT TO THE PLAN..................    5
    4.1     Shares Subject to the Plan..................................    5
    4.2     Restricted Stock Subject to Forfeited or Terminated
              Awards....................................................    5
    4.3     Exchange of Options for Restricted Stock....................    5
ARTICLE 5   PARTICIPATION...............................................    5
ARTICLE 6   RESTRICTED STOCK............................................    5
    6.1     Grant of Restricted Stock...................................    5
    6.2     Restrictions................................................    6
    6.3     Restricted Stock Shares Certificates........................    6
    6.4     Voting and Dividend Rights..................................    6
ARTICLE 7   TERMS AND CONDITIONS OF RESTRICTED STOCK....................    6
    7.1     Award Agreements............................................    6
    7.2     Plan Provisions Control Terms...............................    6
    7.3     Vesting.....................................................    6
    7.4     Acceleration of Vesting.....................................    7
    7.5     Taxes and Withholding.......................................    7
    7.6     Surrender of Restrictions...................................    7
    7.7     Restrictions on Ownership of Class B Common Stock;
              Incorporation by Reference of Articles of Incorporation...    7
    7.8     Issuance of Class A Common Stock............................    7
ARTICLE 8   AMENDMENT AND TERMINATION OF THE PLAN; REORGANIZATIONS AND
              RECAPITALIZATIONS OF THE CORPORATION......................    8
    8.1     Amendment of the Plan.......................................    8
    8.2     Termination of the Plan.....................................    8
    8.3     Reorganizations and Recapitalizations of the Corporation....    8
ARTICLE 9   COMPLIANCE WITH OTHER LAWS AND REGULATIONS..................    8
    9.1     Registration or Qualification of Securities.................    8
    9.2     Representation..............................................    8
    9.3     Exchange of Certificates....................................    9
ARTICLE 10  RESTRICTIONS ON TRANSFER....................................    9

                                                                          PAGE
                                                                          ----
ARTICLE 11  GENERAL PROVISIONS..........................................    9
    11.1    No Right to Continued Employment............................    9
    11.2    Beneficiaries or Representatives of a Participant...........    9
    11.3    Elimination of Fractional Shares............................    9
    11.4    Inspection of Records.......................................    9
    11.5    Word Meanings...............................................    9
    11.6    Section Titles..............................................    9
    11.7    Severability................................................   10
    11.8    Compliance with Section 16(b) of the Securities Exchange
              Act.......................................................   10
    11.9    Compliance with Code Section 162(m).........................   10
    11.10   Strict Construction.........................................   10
    11.11   Choice of Law...............................................   10

                            SOTHEBY'S HOLDINGS, INC.
                           2003 RESTRICTED STOCK PLAN

                                   ARTICLE 1

                     PURPOSE OF THE PLAN, ADOPTION AND TERM

    1.1 Purpose of the Plan. The Plan shall be called the Sotheby's Holdings, Inc. 2003 Restricted Stock Plan (the 'Plan'). The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) providing certain Employees of the Corporation with additional incentives to continue and increase their efforts with respect to achieving success in the business of the Corporation and its Subsidiaries, (ii) attracting and retaining the best available personnel to participate in the ongoing business operations of the Corporation and its Subsidiaries, and (iii) issuing shares of the Corporation's Class B Common Stock in exchange for the cancellation of certain stock options previously granted under the Sotheby's Holdings, Inc. 1987 and 1997 Stock Option Plans.

    1.2 Adoption and Term. The Plan has been approved by the Board of Directors of the Corporation and, subject to the approval of a majority of the voting power of the shareholders of the Corporation, is effective May 1, 2003. The Plan will remain in effect until terminated or abandoned by action of the Board of Directors.

                                   ARTICLE 2

                                  DEFINITIONS

    In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms 'he,' 'his,' and 'him' shall refer to a Participant, and the capitalized terms shall have the following meanings:

    2.1 'Articles of Incorporation' means the Amended and Restated Articles of Incorporation of the Corporation, as the same may be amended from time to time.

    2.2 'Award' means individually or collectively, a grant of Restricted Stock under this Plan.

    2.3 'Award Agreement' means an agreement entered into by each Participant and the Corporation, setting forth the terms and provisions applicable to Awards granted to Participants under the Plan.

    2.4 'Beneficiary' means (i) an individual, trust, or estate, who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of a Participant under the Plan upon the Participant's death; or (ii) an individual who, as a result of designation by a Participant, succeeds to the rights and obligations of such Participant under the Plan and the Award Agreement upon such Participant's death.

    2.5 'Board of Directors' means the Board of Directors of the Corporation or the Executive Committee of the Board.

    2.6 'Business Day' means any Day on which the New York Stock Exchange is open for trading.

    2.7 'Class A Common Stock' means the Class A Limited Voting Common Stock of the Corporation, par value $0.10 per share, entitling every holder thereof, on all matters submitted to a vote of the shareholders of the Corporation, to cast one vote for each share standing in his name.

    2.8 'Class B Common Stock' means the Class B Common Stock of the Corporation, par value $0.10 per share, entitling every holder thereof, on all matters submitted to a vote of the shareholders of the Corporation, to cast 10 votes for each share standing in his name.

    2.9 'Code' means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

    2.10 'Common Stock' means the Class A Common Stock and the Class B Common Stock.

    2.11 'Compensation Committee' or 'Committee' means the Compensation Committee established by the Board of Directors, or such other committee as the Board may establish and assign the responsibility of administering this Plan.

    2.12 'Confidential Information' means, with respect to the Corporation and its Subsidiaries, any confidential information regarding the financial situation and particular needs of the Corporation and its Subsidiaries as well as of, or relating to, their customers and clients (including, without limitation, consignors, buyers and principals), the identity of such Persons, client lists, documents and information regarding the Corporation's and any Subsidiary's sales data, marketing, operational and appraisal techniques, contracts, pricing, costs and profits, and any other information maintained as proprietary or as trade secrets or as confidential.

    2.13 'Corporation' means Sotheby's Holdings, Inc., a Michigan corporation, and any successor in interest to the business of the Corporation that has, by agreement, adopted the Plan.

    2.14 'Date of Grant', with respect to an Award, means the date on which the Compensation Committee grants such Award pursuant to the Plan.

    2.15 'Day' means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

    2.16 'Disability' or 'Disabled' means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. Certain conditions are excluded from the definition of Disability. The Disability of an Employee and the date upon which an Employee ceases to be employed by reason of Disability shall be determined by the Compensation Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Compensation Committee deems necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan and the relevant Award Agreement.

    2.17 'Eligible Options' means those Options previously granted under the Stock Option Plan which are eligible for exchange under an Exchange Offer.

    2.18 'Employee' means an individual who is and continues to be employed (within the meaning of section 3401 of the Code and the regulations promulgated thereunder) by the Corporation or a Subsidiary (while a corporation continues to be a Subsidiary) including officers (whether or not they may also be directors) of the Corporation or a Subsidiary. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation or a Subsidiary for any reason, including death, Disability, Retirement, or with or without cause. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a cessation of employment shall be determined by the Compensation Committee, in its sole discretion.

    2.19 'Exchange Act' means the Securities Exchange Act of 1934, as amended.

    2.20 'Exchange Offer' means an offer to exchange underwater Options for shares of Restricted Stock pursuant to such terms and conditions as the Compensation Committee may approve.

    2.21 'Fair Market Value' means the value of each share of Restricted Stock, determined for a particular date as follows:

        (a) if the Class B Common Stock is listed or admitted for trading on any United States national securities exchange, the value of each share of Restricted Stock shall be the closing price per share of Class B Common Stock on such exchange (or, if listed on more than one United States exchange, the principal said exchange) on the relevant Valuation Date hereunder;

        (b) if the Class B Common Stock is not traded on any United States national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (the 'NASDAQ System') or any similar system of automated dissemination of quotations of prices in common use, the value of each share of Restricted Stock shall be the price per share equal to the mean between the closing high bid and the low asked quotations on such system on the relevant Valuation Date hereunder;

        (c) if neither clause (a) nor clause (b) of this definition is applicable with respect to the Class B Common Stock, but either clause (a) or clause (b) is applicable with respect to the Class A Common Stock, the value of each share of Restricted Stock shall be the closing price as described in clause (a) above or the mean between the closing high bid and the low asked quotations as described in clause (b) above, respectively, of the Class A Common Stock, as the case may be; or

        (d) if neither paragraph (a) nor paragraph (b) nor paragraph (c) of this definition is applicable, the value of each share of Restricted Stock shall be the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied, on the last day of the relevant Fiscal Year immediately preceding the relevant date hereunder.

        (e) for purposes of determining taxation of the Restricted Stock issued to U.K. employees, the definition of Fair Market Value may be adjusted as required by the Shares Valuation Division of the U.K. Inland Revenue.

    2.22 'Fiscal Year' means the fiscal year of the Corporation.

    2.23 'Fractional Share' means a portion of, or less than the whole of, a share of Common Stock.

    2.24 'Option' means an Option granted under the Stock Option Plan.

    2.25 'Optionee' means an individual who has outstanding Option grants under the Stock Option Plan.

    2.26 'Participant' means an Employee who has an outstanding Award granted under this Plan.

    2.27 'Period of Restriction' means the period during which the transfer of shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Compensation Committee, in its discretion), and the shares are subject to substantial risk of forfeiture, as provided in Sections 6.2 and/or 7.3.

    2.28 'Person' or 'Persons' means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

    2.29 'Plan' means the Sotheby's Holdings, Inc. 2003 Restricted Stock Plan, as amended from time to time.

    2.30 'Reporting Person' means any and all Employees subject to Section 16 of the Exchange Act.

    2.31 'Restricted Stock' means those shares of Class B Common Stock made the subject of any Award granted pursuant to the Plan.

    2.32 'Retirement' means the termination of employment by an Employee after the attainment of the age of sixty-five (65) years or upon such earlier date as required by local law or as otherwise determined or approved by the Compensation Committee.

    2.33 'Section 162(m) Subcommittee' shall be a Subcommittee of the Compensation Committee comprised solely of two or more members of the Board, as determined by the Board from time to time, each of whom shall be (i) a 'disinterested person' as that term is defined and interpreted pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act and (ii) an 'outside director' as that term is defined and interpreted pursuant to section 162(m) of the Code and the regulations thereunder. The purpose of the Section 162(m) Subcommittee is to approve Restricted Stock Awards to covered employees (as defined in Code Section 162(m)) so that the Restricted Stock can qualify as performanced-based compensation under Code Section 162(m).

    2.34 'Securities Act' means the Securities Act of 1933, as amended.

    2.35 'Stock Option Plan' means the Sotheby's Holdings, Inc. 1987 and 1997 Stock Option Plans.

    2.36 'Subsidiary' means any corporation at least 50% of the total combined voting power of which is owned by the Corporation or another Subsidiary.

    2.37 'Transfer' means any assignment, sale, transfer, conveyance, mortgage or other encumbrance, pledge, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

    2.38 'Valuation Date' means, with respect to an Award of Restricted Stock, the Business Day immediately preceding either the Date of Grant of such Award, or the vesting date or other event applicable to such Award. The Valuation Date for the issuance of Restricted Stock in connection with an Exchange Offer shall be the date specified in the Exchange Offer documents. Whenever reference is made to a Valuation Date, it shall mean, with respect to the Common Stock, the value at the close of trading on such Valuation Date, and with respect to any other item, midnight in Detroit, Michigan at the end of such Valuation Date.

                                   ARTICLE 3

                                 ADMINISTRATION

    3.1 Administration. The Plan shall be administered by the Committee in accordance with this Article 3. Subject to the terms and conditions of the Plan, the Committee or the Section 162(m) Subcommittee as applicable shall have the sole discretionary authority:

        (a) to authorize the granting of Restricted Stock Awards;

        (b) to select any Reporting Persons who are to be granted Restricted Stock under the Plan and to determine, subject to the limitations provided in Section 6.1 hereof, the number of shares of Restricted Stock to be granted to each Reporting Person;

        (c) to construe and interpret the Plan;

        (d) to establish and modify administrative rules for the Plan;

        (e) to impose such conditions and restrictions with respect to the Restricted Stock Awards, not inconsistent with the terms of the Plan, as it determines appropriate;

        (f) to execute or cause to be executed Award Agreements; and

        (g) generally, to exercise such power and perform such other acts in connection with the Plan and the Awards and to make all determinations under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

    Action taken or not taken by the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

    The Committee may delegate to one or more Persons any of its powers, other than its power to authorize the granting of Awards, hereinbefore or hereinafter provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Notwithstanding the foregoing, the Committee may not delegate a power if the delegation of such power would cause the Plan to fail to satisfy the plan administration requirements set forth in Rule 16b-3(c) promulgated under the Exchange Act or section 162(m) of the Code and the regulations promulgated thereunder. Any Person or Persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

    3.2 Expenses of Administration. The Corporation shall pay all costs and expenses of administering the Plan.

    3.3 Indemnification. The Committee, members of the Committee, and each Person or Persons designated or delegated by the Committee, and the shareholders, directors and officers of the Corporation, shall be entitled to indemnification and reimbursement from the Corporation for any action or any failure to act in connection with services performed by or on behalf of the Committee for the benefit of the Corporation to the fullest extent provided or permitted by the Corporation's Articles of Incorporation and by any insurance policy or other agreement intended for the benefit of the Committee as a committee of the Board of Directors or otherwise, or by any applicable law.

                                   ARTICLE 4

                   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

    4.1 Shares Subject to the Plan. The Restricted Stock to be made the subject of Awards granted under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Class B Common Stock. Subject to adjustment as provided in Section 8.3 hereof, the aggregate number of shares of Class B Common Stock that may be issued by the Corporation under the Plan is 2,000,000 shares of Class B Common Stock. The aggregate number of shares of Restricted Stock outstanding at any time shall not exceed the relevant number of shares of Class B Common Stock remaining available for issuance under the Plan.

    4.2 Restricted Stock Subject to Forfeited or Terminated Awards. In the event that any Restricted Stock with respect to an outstanding Award is forfeited, surrendered, expires or is terminated for any reason before the Period of Restriction has been satisfied, all shares of Restricted Stock allocable to the forfeited or terminated portion of such Award shall again be available for Awards subsequently granted under the Plan.

    4.3 Exchange of Options for Restricted Stock. Employees who were previously granted certain Options under the Stock Option Plan may have a choice to exchange those Options for Restricted Stock under the Plan pursuant to a pre-determined conversion ratio as approved by the Compensation Committee (the 'Exchange Offer'). Options eligible for the exchange ('Eligible Options') will also be determined by the Compensation Committee prior to the Date of Grant. Only those Optionees who satisfy the following criteria are eligible for the exchange:

        (a) Optionee must be actively employed by the Corporation or a Subsidiary (or on an approved leave of absence) on the Date of Grant and must not either have given notice of termination of employment or received notice of termination of employment as of the Date of Grant; and

        (b) Optionee must hold a certain number of Eligible Options which are unexercised and outstanding (i.e., have not expired). The number shall be determined by the Compensation Committee.

    An Optionee who satisfies the criteria under this Section 4.3 may have a choice to exchange all Eligible Options; no partial exchange is permitted. The number of Eligible Options and the number of shares of Restricted Stock granted in exchange for cancellation of the Eligible Options will be set forth in the Award Agreement for each Participant. Any Options which are exchanged for Restricted Stock pursuant to this Section 4.3 shall be cancelled. Restricted Stock granted in exchange for the cancelled Options shall be subject to all of the terms and conditions of this Plan.

                                   ARTICLE 5

                                 PARTICIPATION

    Plan Participants shall be such Employees as the Compensation Committee may select (who may include officers). In making such selections, the Committee may take into account the nature of the services rendered by such Employees, their present and potential contributions to the Corporation's success, and such other factors as the Committee in its discretion shall deem relevant.

                                   ARTICLE 6

                                RESTRICTED STOCK

    6.1 Grant of Restricted Stock. The Compensation Committee will cause the Corporation to issue Restricted Stock under the Plan in connection with an Exchange Offer described in Article 4. The Compensation Committee may also from time to time cause the Corporation to issue additional shares of Restricted Stock under the Plan, subject to such restrictions, conditions and other terms as the Compensation Committee may determine in addition to those set forth herein. The maximum aggregate number of shares of Restricted Stock which may be granted to any one Employee during a Fiscal Year shall be limited to 200,000 shares. For purposes of calculating the maximum number of shares of

Restricted Stock granted in any Fiscal Year to an Employee who is subject to Code Section 162(m), any shares that are granted and subsequently cancelled or surrendered during such Fiscal Year shall continue to be counted against the maximum number of shares which may be granted to such Employee pursuant to the Plan during such Fiscal Year. Notwithstanding the foregoing, to the extent an adjustment is made to the Common Stock to reflect a change in the corporate capitalization of the Corporation, the additional shares of Restricted Stock, if any, shall not be counted against the maximum number of shares which may be granted to the Participant.

    6.2 Restrictions. The Restricted Stock issued in connection with an Exchange Offer shall be subject to the vesting schedule under Section 7.3 or such other vesting schedule as the Compensation Committee determines. Restricted Stock grants other than those made pursuant to an Exchange Offer, if any, will also be subject to vesting under Section 7.3 unless the Compensation Committee establishes a different Period of Restriction applicable to such Restricted Stock. Each grant of Restricted Stock may be subject to a different Period of Restriction as specified in the Award Agreement. The Compensation Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Period of Restriction, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Stock. Such restrictions shall be set forth in the Participant's Award Agreement.

    Except with respect to grants of Restricted Stock intended to qualify as performance based compensation for purposes of Section 162(m) of the Code, the Compensation Committee may also, in its sole discretion, shorten or terminate the Period of Restriction or waive any other restrictions applicable to all or a portion of such Restricted Stock. None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such Restricted Stock vests in accordance with Section 7.3.

    6.3 Restricted Stock Share Certificates. Restricted Stock awarded to a Participant may be held under the Participant's name in a book entry account maintained by or on behalf of the Corporation. Upon vesting of the Restricted Stock, the Corporation will establish procedures regarding the delivery of share certificates or the transfer of shares in book entry form.

    6.4 Voting and Dividend Rights. Except as otherwise determined by the Committee either at the time Restricted Stock is awarded or at any time thereafter prior to the lapse of the restrictions, holders of Restricted Stock shall have the right to vote such shares and the right to receive any dividends with respect to such shares, whether or not the shares of Restricted Stock are vested. All distributions, if any, received by an Employee with respect to Restricted Stock as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

                                   ARTICLE 7

                    TERMS AND CONDITIONS OF RESTRICTED STOCK

    7.1 Award Agreements. The terms of the Restricted Stock granted under the Plan shall be as set forth in a written agreement (an 'Award Agreement') in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. No Person shall have any rights under the Plan unless and until the Corporation and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Restricted Stock.

    7.2 Plan Provisions Control Terms. The terms of the Plan shall govern all Restricted Stock granted under the Plan. In the event that any provision of an Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant, the term in the Plan constituted on the Date of Grant of such Option shall control.

    7.3 Vesting. Except in the case of the death, Disability, or Retirement of a Participant, and subject to the provisions of Section 7.4 hereof, the Restricted Stock Granted under the Plan will vest in accordance with the following schedule:

COMPLETED YEARS OF EMPLOYMENT      CUMULATIVE
     FROM DATE OF GRANT        VESTING PERCENTAGE
     ------------------        ------------------
          1                            25%
          2                            50%
          3                            75%
          4 or more                   100%

    Except as provided in this Section 7.3, in the event a Participant terminates employment prior to 100% vesting, any shares of Restricted Stock which are not vested shall be forfeited immediately and permanently. A Participant shall be 100% vested in his Restricted Stock in the event he terminates employment by reason of death, Disability, or Retirement, or in the event of a Change in Control as described in Section 7.4.

    For purposes of this Section 7.3, account shall be taken of any adjustments made to the shares of Restricted Stock as described in Section 8.3 hereof after the Date of Grant of the Restricted Stock, such that the number of shares of Restricted Stock with respect to which a Participant is vested shall be redetermined at the time of an adjustment.

    7.4 Acceleration of Vesting.

        (a) Notwithstanding anything to the contrary in the Plan, including Sections 7.3, the Compensation Committee, in its discretion, may accelerate, in whole or in part the vesting schedule applicable to a grant of Restricted Stock.

        (b) In the event of a Change in Control (as defined in the Sotheby's Holdings, Inc. 1997 Stock Option Plan), Restricted Stock granted under the Plan shall become 100% vested on the date of the Change in Control.

    7.5 Taxes and Withholding. When a Participant incurs tax liability in connection with the lapse of a restriction which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay an amount required to be withheld under applicable tax laws, the withholding tax obligation will be satisfied by withholding from shares to be issued upon lapse of such restriction that number of shares of Common Stock having a Fair Market Value equal to the minimum amount required to be withheld (but in no event any more than the minimum amount required to be withheld). The Corporation will establish the procedures for selling shares needed to satisfy the tax withholding liability, which procedures may include selling shares on the open market or the Corporation's purchase of such shares or such other procedures as the Corporation deems desirable. The Participant also has the option to make payment in cash in United States dollars in lieu of the share withholding described above pursuant to procedures established by the Corporation. The amount of any such withholding shall be determined by the Corporation.

    7.6 Surrender of Restricted Stock. Any Restricted Stock granted under the Plan may be surrendered to the Corporation for cancellation on such terms as the Committee and the Participant agree.

    7.7 Restrictions on Ownership of Class B Common Stock; Incorporation by Reference of Articles of Incorporation. Ownership of Class B Common Stock is subject to all of the restrictions contained in the Articles of Incorporation, including the automatic conversion of Class B Common Stock to Class A Common Stock. The relevant provisions of the Articles of Incorporation are hereby incorporated by reference.

    7.8 Issuance of Class A Common Stock. This Section 7.8 applies if at any time that shares of any class of the Corporation's capital stock are listed on a national securities exchange, the rules of such exchange or of any governmental agency of the United States of America require the delisting of such shares if the Corporation issues shares of Class B Common Stock. In that event, the Corporation shall deliver the same number of shares of Class A Common Stock as the number of shares of Class B Common Stock that is the subject of the Restricted Stock.

                                   ARTICLE 8

           AMENDMENT AND TERMINATION OF THE PLAN; REORGANIZATIONS AND
                      RECAPITALIZATIONS OF THE CORPORATION

    8.1 Amendment of the Plan. The Compensation Committee may from time to time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act and with section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any stock exchange on which the Common Stock is listed or quoted), shareholder approval of any plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation. In the event of a revision or amendment to the Plan, all outstanding Restricted Stock shall be adjusted to be consistent with the terms and provisions of the Plan, as revised or amended, and in such manner as the Compensation Committee may deem equitable or as may be required pursuant to applicable law; provided, however, that except with the written consent of a Participant or as otherwise specifically provided herein with respect to a replacement plan, no amendment, suspension, termination or modification of the Plan shall alter or impair the rights of a Participant under any Award previously granted under the Plan.

    8.2 Termination of the Plan. The Compensation Committee, with the approval or at the direction of the Board of Directors, and the Board of Directors shall have the right and power to terminate the Plan at any time, and no Restricted Stock shall be granted under the Plan after the termination of the Plan. The termination of the Plan shall not have any other effect, and any outstanding Restricted Stock shall be subject to the same terms and conditions, as provided in Article 7 hereof, that would have applied to such Restricted Stock if the Plan had not been terminated.

    8.3 Reorganizations and Recapitalizations of the Corporation.

        (a) The existence of this Plan and Restricted Stock granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b) The issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to Restricted Stock granted hereunder.

                                   ARTICLE 9

                   COMPLIANCE WITH OTHER LAWS AND REGULATIONS

    9.1 Registration or Qualification of Securities. The Plan and the grant of Restricted Stock under the Plan shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Each share of Restricted Stock shall be subject to the requirement that if at any time the Compensation Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Restricted Stock, the Restricted Stock shall comply with any registration, qualification, consent or approval requirements as imposed by the Compensation Committee.

    9.2 Representation. The Compensation Committee may require that any Person who is granted Restricted Stock under the Plan represent and agree in writing that if the shares of Common Stock made subject to the Restricted Stock are issuable under an exemption from registration requirements, the shares will be 'restricted' securities which may be resold only in compliance with the applicable securities laws, and that such Person is acquiring the shares issued for investment purposes and not with a view toward distribution.

    9.3 Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares of Class B Common Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of such shares but lacking such legend.

                                   ARTICLE 10

                            RESTRICTIONS ON TRANSFER

    A Participant's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise his rights under the Plan. No purported assignment, pledge or transfer of Restricted Stock granted under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported transferee or assignee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Restricted Stock thereunder shall terminate and become of no further effect.

                                   ARTICLE 11

                               GENERAL PROVISIONS

    11.1 No Right to Continued Employment. No Employee or any other Person shall have any claim or right to be issued Restricted Stock under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Restricted Stock pursuant to the Plan shall be deemed to constitute a contract of employment between the Corporation and any Employee or to be a condition of the employment of any Person. The Plan and any Restricted Stock granted under the Plan shall not confer upon any Participant any right with respect to continued employment by the Corporation, nor shall they interfere in any way with the right of the Corporation to terminate the employment of any Participant at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of a Participant is and continues to be 'at will.'

    11.2 Beneficiaries or Representatives of a Participant. The Compensation Committee's determination of death or Disability and of the right of any Person other than a Participant under the Plan shall be conclusive. The Compensation Committee, in its discretion, may require from any Person, other than an a Participant such security and indemnity as the Compensation Committee, in its discretion, deems necessary or advisable.

    11.3 Elimination of Fractional Shares. If under any provision of the Plan that requires a computation of the number of shares of Restricted Stock the number so computed is not a whole number of shares of Restricted Stock, such number of shares of Restricted Stock shall be rounded down to the next whole number.

    11.4 Inspection of Records. Copies of the Plan, records reflecting each Participant's Awards, and any other documents and records that a Participant is entitled by law to inspect shall be open to inspection by the Participant and his duly authorized representative(s) at the office of the Corporation at any reasonable business hour.

    11.5 Word Meanings. The words such as 'herein,' 'hereinafter,' 'hereof,' and 'hereunder' refer to this Plan as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

    11.6 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

    11.7 Severability. Whenever possible, each provision in the Plan and all Restricted Stock granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Restricted Stock at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and all other Restricted Stock at any time granted under the Plan shall remain in full force and effect.

    11.8 Compliance with Section 16(b) of the Securities Exchange Act. With respect to Reporting Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee. The Compensation Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors of the Corporation, subject to
Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

    11.9 Compliance with Code Section 162(m). This Plan is intended to comply with all applicable provisions of section 162(m) of the Code. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee.

    11.10 Strict Construction. No rule of strict construction shall be implied against the Compensation Committee, the Corporation or any other Person in the interpretation of any of the terms of the Plan, any Restricted Stock granted under the Plan or any rule or procedure established by the Compensation Committee.

    11.11 Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.

    To record the adoption of the Plan, the Corporation has caused the execution
hereof as of this     day of       , 2003.

                                               SOTHEBY'S HOLDINGS, INC.,
                                               a Michigan corporation

                                   APPENDIX 1
                            SOTHEBY'S HOLDINGS, INC.
                     CLASS A LIMITED VOTING COMMON STOCK
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS -- APRIL 29, 2003

    The undersigned hereby appoints each of MICHAEL I. SOVERN and WILLIAM F. RUPRECHT, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Tuesday, April 29, 2003, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10:00 o'clock a.m., local time, and at any adjournment thereof, and to vote at such meeting the shares of Class A Limited Voting Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

    If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

          (Continued and to be SIGNED and dated on the reverse side.)

    Address Change/Comments (Mark the corresponding box on the reverse side)


-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. If no             Please        [  ]
direction is given, the shares will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.               Mark Here
Such shares will be voted in the proxies' discretion upon such other business as may properly               for Address
come before the meeting.                                                                                    Change or
                                                                                                            Comments
                                                                                                            SEE REVERSE SIDE

1. Election of Directors                        Election by Holders of Class A Limited
                                                Common Stock of 01 Steven B. Dodge, 02
    FOR all Nominees           WITHHOLD         Sharon Percy Rockefeller and 03 Donald M.
   listed (except as          AUTHORITY         Stewart as directors.
     marked in the         to vote for all
   contrary at right)         Nominees          To withhold authority to vote for any
         [  ]                   [  ]            individual nominee, write that nominee's
                                                name on the space provided below


                                                -----------------------------------------

2.  Approval of the adoption of the
    Company's 2003 Restricted Stock Plan

    FOR   AGAINST   ABSTAIN
    [  ]    [  ]      [  ]




                                              FOR   AGAINST   ABSTAIN
3.  Ratification of the appointment of        [  ]    [  ]      [  ]
    Deloitte & Touche, LLP as
    independent auditors for 2003

4.  Vote on a shareholder proposal            FOR   AGAINST   ABSTAIN
    recommending that the Board of            [  ]    [  ]      [  ]
    Directors retain an investment
    banker to develop a recapitalization
    plan to eliminate the Company's dual
    class voting structure.

       Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.


       -------------------------------------------------------------
       Signature


       -------------------------------------------------------------
       Signature if held jointly


       Dated: ________________________________________________, 2003

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.



--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE




   Dear Shareholders of Sotheby's Holdings, Inc.

   Enclosed you will find material regarding the Company's 2003 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

   Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

                                   APPENDIX 2
                            SOTHEBY'S HOLDINGS, INC.
                              CLASS B COMMON STOCK
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS -- APRIL 29, 2003

    The undersigned hereby appoints each of MICHAEL I. SOVERN and WILLIAM F. RUPRECHT, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Tuesday, April 29, 2003, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10:00 o'clock a.m., local time, and at any adjournment thereof, and to vote at such meeting the shares of Class B Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

    If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

          (Continued and to be SIGNED and dated on the reverse side.)

    Address Change/Comments (Mark the corresponding box on the reverse side)


-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST                            Please
Proposal 4. If no direction is given, the shares will be voted FOR Proposals 1,                          Mark Here
2 and 3 and AGAINST Proposal 4. Such shares will be voted in the proxies'                                for Address     [ ]
discretion upon such other business as may properly come before the meeting.                             Change or
                                                                                                         Comments
                                                                                                         SEE REVERSE SIDE

1. Election of Directors                           Election by Holders of Class B Common Stock of 01 Lord Black
                                                   of Crossharbour, 02 Michael Blakenham, 03 Max M. Fisher, 04
      FOR all Nominees          WITHHOLD           Marquess of Hartington, 05 Jeffrey H. Miro, 06 William F.
      listed (except as        AUTHORITY           Ruprecht, 07 Michael I. Sovern, 08 Robert S. Taubman and 09
       marked to the         to vote for all       Robin Woodhead as directors.
     contrary at right)         Nominees
                                                   To withhold authority to vote for any individual nominee,
           [ ]                    [ ]              write that nominee's name on the space provided below

                                                   --------------------------------------------------------------------------

2. Approval of the adoption of the                 3. Ratification of the appointment   4. Vote on a shareholder proposal
   Company's 2003 Restricted Stock Plan               of Deloitte & Touche, LLP as         recommending that the Board of
                                                      independent auditors for 2003        Directors retain an investment
                                                                                           banker to develop a
                                                                                           recapitalization plan to eliminate
                                                                                           the Company's dual class voting
                                                                                           structure

     FOR    AGAINST   ABSTAIN                          FOR    AGAINST   ABSTAIN                FOR    AGAINST   ABSTAIN

     [ ]      [ ]       [ ]                            [ ]      [ ]       [ ]                  [ ]      [ ]       [ ]


Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.


-------------------------------------------------------------------------------
Signature


-------------------------------------------------------------------------------
Signature if held jointly


Dated:                                                                  , 2003
      ------------------------------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

--------------------------------------------------------------------------
                              FOLD AND DETACH HERE


Dear Shareholders of Sotheby's Holdings, Inc.

Enclosed you will find material regarding the Company's 2003 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.





                         STATEMENT OF DIFFERENCES
                         ------------------------
The British pound sterling sign shall be expressed as................... 'L'